SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                               February 5, 2001

                          Central Capital Venture Corporation
           (Exact name of registrant as specified in its charter)

   Nevada                   0-9311                   87-0269260
------------------   ------------------------        ---------------
(State or other      (Commission File Number)        (IRS Employer
Jurisdiction                                          Identification
of incorporation)                                     Number)


       2660 TOWNSGATE ROAD, SUITE 310, WESTLAKE VILLAGE, CA 91361
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                             (805) 494-4766
           (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


ITEM 5. OTHER EVENTS - WRITE-OFF OF INVESTMENT IN THE MARCH 31, 2001 QSB OF CENTRAL CAPITAL VENTURE CORPORATION.

Background:

The bankruptcy court approved the Company's purchase of Datanet Information Systems, Inc. heard on January 19, 2000 and confirmed, February 9, 2000.

In accordance with its Third Amended Chapter 11 Plan, which was confirmed by the Bankruptcy Court on April 26, 2000, and effective May 8, 2000, the Company acquired 1,000,000 common stock of Datanet, which represented 100% of its outstanding shares in exchange for 100,000 Class A Preferred stock of the Company and $100,000 cash. In preparing the June 30, 2000 10KSB, the Company reported its investment in Datanet Information Systems, Inc. ("Datanet") at the value of $2,600,000. In its original June 30, 2000 10KSB, the investment was reflected at a value of $2,600,000 which represented the stated value plus $100,000 cash. The stated value was equivalent to $1,309,928 of tangible assets acquired, $190,072 contracts acquired and $1,000,000. The $2,600,000 represented management's estimate of the fair market value of the investment.

The $1,309,928 was the cost of the inventory acquired from First Portland Corporation as listed in Exhibit II of the Asset Purchase Agreement from First Portland Corporation, and the cost of the inventory acquired from Millennium Information Systems, Inc. ("MIS") as listed in Exhibit I of the Share and Asset Purchase Agreement from Millennium Information Systems, Inc. The costs of these two purchases were $1,205,592 and $104,336 respectively.

The $190,072 value of the contracts was an estimate of the fair market value of the 36 contracts purchased from MIS as listed in Exhibit I of the Share and Asset Purchase Agreement from Millennium Information Systems, Inc.

The $1,000,000 represented the $100,000 already paid to Datanet, and the additional $900,000 amount that was to be invested in Datanet by the Company over a two-year period for operational purposes including marketing, sales and development.

Subsequently, management and the Board of Directors, in consultation with the Company's external auditors, Grant Thornton LLP, determined that the appropriate cost basis of its investment in Datanet to be the book value of the net tangible assets of Datanet at the date that the assets were acquired plus the $100,000 cash investment. As a result a 10KSB/A was filed to reduce the recorded value of the investment in Datanet from $2,600,000 to $1,409,938. The 10KSB/A was filed to also reflect the recorded value of the 100,000 convertible preferred shares reduced from $2,500,000 to $1,309,928 as well as being reflected outside of shareholder's equity. Note 14 was deleted and replaced by Note 15, a new Note 14 was added regarding subsequent events, some changes in wording throughout the statements (in particular the reference to a sunset date of January 19, 2001 in Note 8 and the disclosure of the basis of valuation of the investments in Note 6 and Note 2), and the attachment of the signed auditors reports.

Write-off of Investment in Datanet:

On January 5, 2001 a Stipulation Agreement of Leonard Ludwig and Bernie Budney was signed in which Datanet will receive up to $400,000 from the Company by being paid 25% on a prorata basis of proceeds from the exercise of the Series A warrants. Datatnet will also receive 25,000 warrants.

On February 5, 2001 a Settlement Agreement was signed between the Company and Datanet Information Systems Inc., which rescinded the entire purchase of Datanet. Accordingly the Company will no longer have an investment in Datanet and the Convertible Preferred Shares will be cancelled. This will result in a $100,000 charge to the income statement in the March 31, 2001 QSB.

Also, under the terms of the Settlement Agreement the Company issued to Bernie Budney and Len Ludwig 25,000 shares of common stock in the Company which are 144 restricted, and a shareholder of the Company will sell to Bernie Budney and Len Ludwig for nominal consideration in a brokered transaction 35,000 common shares, and 35,000 common stock purchase warrants.

DATED: March 9, 2001

(c) Exhibits

23       Consent of Grant Thornton LLP


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              Central Capital Venture Corporation
                                           (Registrant)

                              By: /s/ Rex E. Crim
                              ---------------------------------
                                  Rex E. Crim
                                  President & CEO